Exhibit 99.1

Opexa Therapeutics to Target Rare Disease Neuromyelitis Optica (NMO) as next Development Program

THE WOODLANDS, Texas--(BUSINESS WIRE)--September 8, 2014--Opexa Therapeutics, Inc. (NASDAQ: OPXA), a biotechnology company developing Tcelna® (imilecleucel-T), a novel T-cell immunotherapy for the treatment of multiple sclerosis (MS), today disclosed that the Company has commenced development in a second indication, Neuromyelitis optica (NMO). NMO is a rare autoimmune disorder, which is designated as an Orphan disease by the U.S. Food and Drug Administration (FDA). There is currently no cure and there are no FDA approved therapies for this disease.

Opexa initiated preclinical development activities for OPX-212, its drug development candidate for NMO, earlier this year and has achieved several regulatory and early development milestones to date. These include conducting a pre-IND meeting with the FDA and performing in-house manufacturing runs with NMO patient samples. The Company is continuing with preclinical development activities with a goal of filing an IND with the FDA by mid-2015 and then moving into clinical development with a Phase 1/2 proof-of-concept study. The Company believes OPX-212 will qualify for Orphan drug designation and plans also to apply for Fast Track designation for OPX-212.

“We are pleased to announce our development activities in a second indication utilizing our novel T-cell technology platform,” said Neil K. Warma, President and Chief Executive Officer of Opexa. “NMO is a disease with a significant unmet medical need. We believe our approach to the treatment of NMO with OPX-212 is highly differentiated as we are directly targeting the T-cell component of the disease and, therefore, addressing the root cause.”

“We believe part of the value of our Precision ImmunotherapyTM T-cell platform comes from the ability to move relatively quickly and cost effectively into new autoimmune diseases. We do not expect our preclinical development activities related to the NMO program to materially affect the Company’s cash burn through IND submission,” Mr. Warma continued. “We are enthusiastic about moving forward with our NMO development program, while remaining firmly committed to the conduct of our ongoing Phase 2b Abili-T clinical trial with Tcelna in Secondary Progressive MS patients.”

Conference Call and Webcast Details

Opexa will host a virtual panel discussion with Benjamin Greenberg, M.D., Associate Professor of Neurology, University of Texas, Southwestern Medical Center, and Michael Levy, M.D., Ph.D., Assistant Professor of Neurology, The Johns Hopkins University and Staff Neurologist, The Johns Hopkins Hospital, to provide an overview of NMO and discuss Opexa’s differentiated T-cell treatment approach today at 9:30 a.m. EDT.

To listen to the conference call, dial in approximately ten minutes before the scheduled 9:30 a.m. EDT time to (253) 237-1170 or toll free at (877) 372-0867. Please reference conference ID 84494085 or the Opexa Therapeutics Business Update.

A live webcast of the call can also be accessed here or via the webcast link on the Investor Relations page of Opexa's website (www.opexatherapeutics.com).

There will be a brief Question & Answer session following the panel discussion.

About Opexa

Opexa is a biopharmaceutical company developing personalized immunotherapies with the potential to treat major illnesses, including multiple sclerosis (MS) as well as other autoimmune diseases, such as neuromyelitis optica (NMO). These therapies are based on Opexa’s proprietary T-cell technology. The Company’s leading therapy candidate, Tcelna®, is a personalized T-cell immunotherapy that is in a Phase IIb clinical development program (the Abili-T trial) for the treatment of Secondary Progressive MS. Tcelna is derived from T-cells isolated from the patient’s peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin. Opexa’s mission is to lead the field of Precision Immunotherapy™ by aligning the interests of patients, employees and shareholders.

About NMO

NMO is a rare autoimmune disorder in which immune system cells and antibodies mistakenly attack and destroy myelin cells in the optic nerves and the spinal cord. The damage to the optic nerves produces swelling and inflammation that cause pain and loss of vision; the damage to the spinal cord causes weakness or paralysis in the legs or arms, loss of sensation, and problems with bladder and bowel function. NMO affects approximately 4,800 people in the U.S., and the estimated worldwide prevalence is 1-2 people per 100,000 population. There is no cure for NMO and there are no FDA-approved therapies.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this release, other than statements of historical fact, constitute “forward-looking statements.” The words “expects,” “believes,” “potential,” “possibly,” “estimates,” “may,” “could” and “intends,” as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements which are not strictly historical statements, including, without limitation, statements regarding plans and objectives for product development (including for Tcelna (imilecleucel T) and OPX-212), constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, without limitation, risks associated with the following: market conditions; our capital position; our ability to compete with larger, better financed pharmaceutical and biotechnology companies; new approaches to the treatment of our targeted diseases such as MS and NMO; our expectation of incurring continued losses; our uncertainty of developing a marketable product; our ability to raise additional capital to continue our development programs (including to undertake and complete any ongoing or further clinical studies for Tcelna, to complete preclinical development activities and potentially file an IND for OPX-212, and potentially to conduct a Phase 1/2 proof-of-concept study for OPX-212 in NMO; our ability to maintain compliance with NASDAQ listing standards; the success of our clinical trials (including the Phase IIb trial for Tcelna in secondary progressive MS which, depending upon results, may determine whether Ares Trading SA (Merck), a wholly owned subsidiary of Merck Serono S.A., elects to exercise its option (Option) to acquire an exclusive, worldwide (excluding Japan) license of our Tcelna program for the treatment of MS); the success of our development programs (including the preclinical development activities with respect to OPX-212); whether Merck exercises its Option and, if so, whether we receive any development or commercialization milestone payments or royalties from Merck pursuant to the Option; our dependence (if Merck exercises its Option) on the resources and abilities of Merck for the further development of Tcelna; the efficacy of Tcelna for any particular indication, such as for Relapsing Remitting MS or Secondary Progressive MS; our ability to develop and commercialize products; our ability to obtain required regulatory approvals; our compliance with all FDA regulations; our ability to obtain, maintain and protect intellectual property rights (including for Tcelna and future pipeline candidates such as OPX-212); the risk of litigation regarding our intellectual property rights or the rights of third parties; our limited manufacturing capabilities; our dependence on third-party suppliers and manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CONTACT:
Opexa Therapeutics, Inc.
Karthik Radhakrishnan, 281-775-0600
Chief Financial Officer
or
Investor Relations:
The Trout Group
Adam Cutler, 646-378-2936
opexa@troutgroup.com